Exhibit 10.1

Execution Version

LEASE

BY AND BETWEEN

BROOKWOOD PHILADELPHIA I, LLC, a Delaware limited liability company, and

BROOKWOOD PHILADELPHIA II, LLC, a Delaware limited liability company,

as tenants in common

(“Landlord”)

and

JETPAY HR & PAYROLL SERVICES, INC.,

(“Tenant”)

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31.	PARKING	26

32.	SIGNAGE	26

33.	INTENTIONALLY OMITTED	26

34.	CERTAIN RIGHTS RESERVED TO LANDLORD	27

35.	LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES	27

36.	WAIVER OF RIGHT TO JURY TRIAL	27

37.	RECORDING	27

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1.          TERMS. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.

Date of this Lease:	October __, 2017

Name of Tenant:	JetPay HR & Payroll Services, Inc., a Delaware corporation

Notice Address of Tenant:	The Premises

Name of Landlord:	Brookwood Philadelphia I, LLC, and Brookwood Philadelphia II, LLC, as tenants in common

Notice Address of Landlord:

Brookwood Philadelphia I, LLC, and

Brookwood Philadelphia II, LLC

c/o Brookwood Financial Partners, LLC

138 Conant Street

Beverly, Massachusetts 01915

Attention: Kurt Zernich, Director of Asset Management

Landlord’s Remittance Address:

Brookwood Philadelphia II, LLC

PO Box 780219

Philadelphia, PA 19178-0219

via overnight delivery to:

Brookwood Philadelphia II LLC

Lockbox 780219

Wells Fargo Bank, MAC Y1372-045

401 Market Street

Philadelphia, PA 19106

Building:	The building located at 7450 Tilghman Street, Allentown, Pennsylvania

Property:	The Building and the real property on which the Building is located and any other buildings and improvements located thereon.

Premises:	Approximately 24,269 rentable square feet of space in the Building commonly known as Suite 170, as approximately shown by the floor plan attached hereto as Exhibit A.

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Permitted Use:	General office, and operation of a business providing payroll related services to customers, and no other use or purpose.

Term:	The period of time beginning on the Commencement Date and ending at 11:59 P.M. on the Expiration Date.

Commencement Date:	The later to occur of (i) February 26, 2018 and (ii) Substantial Completion of the Work (as said terms are defined in the Work Letter, Exhibit E). Landlord and Tenant shall confirm the Commencement Date pursuant to Section 35.

Expiration Date:	That certain date which is the last day of the one hundred twenty eighth (128th) complete calendar month following the Commencement Date.

Tenant’s Percentage:	23.91%, being the ratio of rentable square footage of the Premises to the total rentable square footage of the Building. Landlord represents to Tenant that the total rentable square footage of the Building is approximately 101,520.

Base Taxes:	The Taxes for the calendar year 2018, without reduction for any atypical one-time abatement.

Tax Excess:	Tenant’s Percentage of the amount by which Taxes for any calendar year during the Term exceed Base Taxes.

Base Operating Expenses:	The Operating Expenses for the calendar year 2018.

Operating Expenses Excess:	Tenant’s Percentage of the amount by which Operating Expenses exceed Base Operating Expenses for any calendar year during the Term.

Security Deposit:	$40,448.33

Exhibits:

Exhibit A          The Premises

Exhibit B           Rules and Regulations

Exhibit C           Commencement Letter

Exhibit D          Additional Stipulations

Exhibit E           Work Letter

Exhibit F           Parking Plans and Location of Generator

All of the Exhibits listed above are incorporated into and made part of this Lease.

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Rent:	Base Rent and all Additional Rent.

Additional Rent:	All amounts required to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent, including, without limitation, Operating Expenses and Taxes.

Base Rent:

Months of Term	Base Rent (per annum)	Base Rent (per month)	Base Rent (per rentable square foot, per annum)
Commencement Date-12	$485,380.00	$40,448.33	$20.00
13-24	$497,514.50	$41,459.54	$20.50
25-36	$509,952.36	$42,496.03	$21.01
37-48	$522,701.17	$43,558.43	$21.54
49-60	$535,768.70	$44,647.39	$22.08
61-72	$549,162.92	$45,763.58	$22.63
73-84	$562,891.99	$46,907.67	$23.19
85-96	$576,964.29	$48,080.36	$23.77
97-108	$591,388.40	$49,282.37	$24.37
109-120	$606,173.11	$50,514.43	$24.98
121-128 (plus any additional days necessary for the Term to expire on the Expiration Date)	$621,327.44	$51,777.29	$25.60

*Plus the Utility Charge pursuant to Section 16 below.

Notwithstanding the foregoing, Base Rent shall be abated for the first (1st) through the fourth (4th) months of the Term and the thirteenth (13th) through the fifteenth (15th) months of the Term (collectively, the “Base Rent Abatement Period”). In no event shall the Base Rent Abatement Period be deemed to reduce or eliminate Tenant’s obligation to pay Additional Rent or any other amounts due hereunder other than Base Rent. If Tenant defaults under this Lease beyond any applicable notice and cure period, then Tenant’s right to abate the Base Rent shall immediately terminate and be of no further force and effect and any and all Base Rent which had been abated prior to Tenant’s default shall immediately become due and payable.

2.          THE PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms and conditions of this Lease, the Premises. The Premises are leased with the right of Tenant to use for its customers, employees and visitors, in common with other parties entitled thereto, such common areas and facilities as Landlord may from time to time designate and provide.

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3.          TERM. The Premises are leased for the Term. If for any reason Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Commencement Date, then Landlord shall not be liable to Tenant for any resultant loss or damage and this Lease shall not be affected except that the Commencement Date shall be extended by one (1) day for each day of such delay.

4.          CONDITION OF THE PREMISES. The Premises are leased in an “as is” and “where is” condition without any warranty of fitness for use or occupation express or implied, it being agreed that Tenant has had an opportunity to examine the condition of the Premises, that Landlord has made no representations or warranties of any kind with respect to such condition, and that Landlord has no obligation to do or approve any work or make or approve any improvements to or with respect to the Premises to prepare the same for Tenant’s occupancy, except in all respects for the Landlord’s Work described in the Work Letter attached as Exhibit E.

5.          MONTHLY RENT. Commencing on the Commencement Date, Base Rent shall be paid monthly in advance on or before the first day of each calendar month in accordance with the schedule set forth in Section 1. The Base Rent shall not be adjusted or modified if the actual rentable square footage of the Premises varies from the rentable square footage set forth in Section 1. If the Commencement Date shall be on any day other than the first day of a calendar month, Base Rent for any partial month shall be prorated based on the number of days in that month. Unless otherwise provided herein, commencing on the Commencement Date, Additional Rent shall be paid monthly in advance on or before the first day of each calendar month. If the Commencement Date shall be on any day other than the first day of a calendar month, Additional Rent for any partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America, at Landlord’s Remittance Address as set forth in Section 1 or to such other address as Landlord may from time to time designate in writing. Tenant acknowledges that the late payment of Rent or other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) business days of when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. In addition, any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the lesser of: (i) the Prime Rate (as hereinafter defined) plus five percent (5%) per annum, or (ii) the highest rate permitted by law (the “Default Rate”). The term “Prime Rate” shall mean the Prime Rate as published in The Wall Street Journal from time to time. The parties agree that such late charges represent a fair and reasonable estimate of the costs Landlord shall incur by reason of late payment by Tenant. The acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding anything to the contrary in this Lease, Tenant shall pay the first full monthly installment of Rent due hereunder (i.e. Rent for the first complete month of the Term, or, if applicable, for the first complete month following any initial abatement period) simultaneously with Tenant’s execution and delivery of this Lease.

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6.          TAXES. Tenant shall pay monthly commencing in January 1, 2019, as Additional Rent, one-twelfth (1/12) of the Tax Excess based on estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below. No credit or payment shall be due to Tenant in the event Taxes for any year are less than Base Taxes. “Taxes” means all taxes, assessments and fees levied upon the Property by any governmental entity based upon the ownership, leasing, renting or operation of the Property. Landlord may allocate Taxes incurred with respect to multiple buildings on the Property among such buildings, in a reasonable, fair and consistent manner. Taxes shall not include any federal, state or local net income, capital stock, succession, transfer, replacement, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes to the extent, and only to the extent, that it is a substitute for real estate taxes or other ad valorem taxes. In addition to the foregoing, Tenant shall pay Landlord, as Additional Rent, for any use, rent or sales tax, service tax, value added tax, franchise tax or any other tax on Rent however designated as well as for any taxes which are reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant. All expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which the expenses are incurred.

7.          OPERATING EXPENSES. Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of the Operating Expenses Excess based on estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below. No credit or payment shall be due to Tenant in the event Operating Expenses for any year are less than Base Operating Expenses. “Operating Expenses” means and includes all legitimate bona fide expenses, costs, fees and disbursements paid or incurred by or on behalf of Landlord for managing, operating, maintaining, improving, servicing or repairing the Building or Property and all associated plumbing, heating, ventilation, air conditioning, lighting, electrical, mechanical and other systems, including, without limitation, costs of: performing the Landlord’s obligations described in Section 13; janitorial services, the repair, maintenance, repaving and re-striping of any parking and dock areas; providing any services or amenities such as conference rooms, parking garage, or cafeteria, as applicable; exterior maintenance, repair and repainting; landscaping; snow removal; utilities (unless otherwise provided in Section 16); a management fee and administration costs of five percent (5%) of gross revenue (Base Rent and Additional Rent from the Building); supplies and sundries; sales or use taxes on supplies or services; charges or assessments under any easement, license, declaration, restrictive covenant or association; legal and accounting expenses; insurance premiums for casualty insurance and liability insurance carried on the Building by Landlord; and compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in the operation, administration maintenance and repair of the Property, excluding any salaries and compensation to persons that own any equity in the Landlord, or such persons’ relatives. Landlord may allocate any item of Operating Expenses that benefits multiple buildings on the Property among such buildings, , in a reasonable, fair and consistent manner.. Landlord may allocate any item of Operating Expenses among different portions or occupants of the Building or Property based on use or other considerations as determined by Landlord in Landlord’s discretion, , in a reasonable, fair and consistent manner.. If there is less than ninety five percent (95%) occupancy during any period, Landlord will adjust those Operating Expenses that are affected by variations in occupancy levels to the amount of Operating Expenses that would have been incurred had there been ninety five percent (95%) occupancy.

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Notwithstanding the foregoing, Operating Expenses shall not include costs of alterations to the premises of other tenants of the Property, depreciation charges, interest and principal payments on mortgages, ground rental payments and real estate brokerage and leasing commissions; costs incurred for Landlord’s general overhead and any other expenses not directly attributable to the operation and management of the Building or the Property; costs of selling or financing any of Landlord’s interest in the Property; costs incurred by Landlord for the repair of damage to the Property to the extent that Landlord is reimbursed by insurance proceeds; and the costs of services and utilities separately chargeable to individual tenants of the Building. The costs of capital improvements shall not be included in Operating Expenses except for those capital improvements which are intended to reduce Operating Expenses, which are for replacements (as opposed to additions or new improvements) on non-structural items located in the common areas required to keep such areas in good condition, or which are required under any governmental laws, regulations, or ordinances that were not applicable to the Building as of the Date of this Lease, which, together with any financing charges incurred in connection therewith, shall be amortized over their useful life in accordance with generally accepted accounting principles.

Notwithstanding the foregoing, the maximum increase in the amount of Controllable Operating Expenses (defined hereinbelow) that may be included in calculating such Operating Expenses for each calendar year after 2018 during the Term shall be limited to 5% per calendar year on a cumulative basis. For the purposes hereof, Controllable Operating Expenses means all Operating Expenses other than real estate taxes, insurance premiums for casualty insurance and liability insurance carried on the Building by Landlord in reasonable amounts of coverage, and snow removal, janitorial supplies, and water and sewer.

8.          RECONCILIATION. Any failure by Landlord to deliver any estimate or statement of Additional Rent required under this Lease shall not operate as a waiver of Landlord’s right to collect all or any portion of Additional Rent due hereunder. On an annual basis, Landlord shall provide Tenant with a statement of all actual Operating Expenses for the preceding year. If Tenant has made estimated payments of Operating Expenses or Taxes in excess of the actual amount due, Landlord shall credit Tenant with any overpayment against the next Rent otherwise due, provided, however, if such overpayment occurs within the final year of the Term, then Landlord shall within sixty (60) days reimburse Tenant in the amount of such overpayment in cash as part of Landlord’s reconciliation procedure at the end of the Term. If the actual amount due exceeds the estimated payments made by Tenant during the preceding year, Tenant shall pay the difference to Landlord within fifteen (15) business days and such obligation shall survive the expiration or earlier termination of this Lease.

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Tenant shall have the right during the Term, by providing written notice to Landlord (the “Review Notice”) within sixty (60) days after receiving Landlord’s statement of actual Operating Expenses, to review Landlord’s records relating to Operating Expenses for such year. Within a reasonable period of time after receipt of a timely Review Notice, Landlord shall make such records available for Tenant’s review at either Landlord’s home office or at the office of the property manager for the Building. If Tenant fails to give Landlord written notice stating in reasonable detail any objection to Landlord’s statement of actual Operating Expenses within thirty (30) days after such records are made available to Tenant for review then Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses for such year and Tenant shall have no further right to object or contest such statement. Upon Landlord’s receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord’s statement and Tenant’s review. If Landlord and Tenant determine that Operating Expenses for the year in question are less than reported in Landlord’s statement, Landlord shall provide Tenant with a credit against future Rent in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the year in question are greater than reported in Landlord’s statement, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this section shall be treated as confidential and Landlord may require that Tenant execute a confidentiality agreement as a condition of Tenant’s review. If Tenant retains an agent to review Landlord’s books and records for any year, such agent must (i) be a CPA firm (ii) not be compensated on a contingency basis, and (iii) execute a confidentiality agreement with respect to such review. Tenant shall be solely responsible for all costs incurred by Tenant in connection with such review. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to review Landlord’s records or to dispute any statement of Operating Expenses if Tenant is in default or if Tenant has not first paid to Landlord the amount due as shown on Landlord’s statement of actual Operating Expenses.

9.          INSURANCE.

(A)      Tenant shall maintain the following insurance in force from the date upon which Tenant first enters the Premises and throughout the Term and thereafter for so long as Tenant is in occupancy of any part of the Premises:

(i)         Commercial General Liability insurance with limits of at least $1,000,000 per occurrence, $2,000,000 general aggregate, and, if the Tenant manufacturers or produces a product, $2,000,000 products completed operations aggregate or such larger amounts as Landlord may reasonably require from time to time, covering bodily injury and property damage arising out of the use of the Premises, as well as products/completed operations, blanket contractual liability, personal injury and advertising liability;

(ii)        Worker’s Compensation insurance as required by the state in which the Premises is located covering occupational injuries or disease to all employees of Tenant and to any contractors, subcontractors or other agents used by Tenant for work or other activities on or about the Premises. Such policy shall include Employer’s Liability limits of at least $500,000 each accident, $500,000 each employee, and $500,000 disease;

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(iii)       Business Automobile Liability insurance for all owned (Symbol 1), non-owned (Symbol 9) hired, rented and/or borrowed (Symbol 8) vehicles used by the Tenant, its employees or agents. Such policy shall include a combined single limit of liability of at least $1,000,000 per claim for bodily injury and property damage and shall provide that employees are insureds;

(iv)       Excess or Umbrella Liability insurance with a limit of at least $5,000,000 providing additional limits of insurance over the primary per occurrence and aggregate limits of the Commercial General Liability (including bodily injury, property damage, products/completed operations, personal/advertising injury and blanket contractual liability), Employer’s Liability, and Business Auto Liability insurance required in (i), (ii), and (iii) above; and

(v)        Property insurance covering “all risk” of physical damage to Tenant’s personal property and any property in the care, custody, and control of the Tenant. In addition this policy shall cover any direct or indirect physical damage to all alterations, additions, improvements (including carpeting, floor coverings, paneling, decorations, fixtures and any improvements or betterments to the Premises made by Tenant or by Landlord at Tenant’s request or for Tenant’s benefit) situated in or about the Premises. Such coverage shall be for the full replacement value of the covered property.

(B)        Tenant’s Commercial General Liability, and Excess Liability/Umbrella Liability policies shall name Landlord, Landlord’s managing agent, and Landlord’s mortgagee as Additional Insureds and shall be primary insurance as to any insurance carried by the parties designated as Additional Insureds. All policies purchased and maintained by Tenant to satisfy the requirements in this Lease must be purchased from an insurance company with a minimum rating of “A- X” or its equivalent from one of the major rating agencies (AM Best, Moodys, Standard & Poors, Fitch) that is admitted or eligible to do business in the state where the Premises is located.

(C)        Tenant shall provide Landlord with a certificate of insurance for each policy simultaneously with the delivery of an executed counterpart of this Lease and prior to each renewal of such insurance. Such certificates of insurance shall be on an ACORD Form 27 or ISO Form 2026 or their equivalent, shall certify that such policy has been or shall be issued and that it provides the coverage and limits required above, and shall provide that the insurance shall not be canceled or materially changed unless thirty (30) days prior written notice shall be given to Landlord. In addition to providing the certificates of insurance required herein, Tenant shall also promptly furnish any additional information, including complete copies of Tenant’s insurance policies, as Landlord may request from time to time pertaining to Tenant’s insurance coverage. Tenant shall notify Landlord in writing at least sixty (60) days in advance if Tenant intends to or receives a notice that its insurance company intends to cancel or non-renew such insurance for any reason, or if the required coverage or limits are to be materially changed from the initial requirements in this Lease. In the event that the applicable statutory time period is less than sixty (60) days, then Tenant shall notify Landlord within three (3) business days of receipt of any cancellation or non-renew notice. In the event that Tenant fails to obtain or maintain the insurance required above or fails to provide the Certificates of Insurance required, Landlord may, at its option, obtain such insurance on behalf of Tenant. Tenant shall pay, as Additional Rent upon demand, the reasonable cost of such insurance plus a twenty-five percent (25%) surcharge. Landlord’s failure to obtain such coverage on behalf of Tenant shall not limit Tenant’s liability in the event of an uncovered loss.

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(D)       Landlord shall carry or cause to be carried such insurance in amounts and with deductibles as a reasonably prudent landlord would purchase and maintain with respect to the Property. Tenant shall pay Tenant’s Percentage of Landlord’s insurance premiums (“Insurance Premiums”) during the Term of the Lease as a part of Operating Expenses. Tenant shall not do or permit to be done anything which shall contravene, invalidate, or increase the cost of the Landlord’s insurance and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord or its insurance companies relating to or affecting the condition, use, or occupancy of the Premises. If Tenant does conduct any activity within or about the Premises that results in an increase to the cost of Landlord’s insurance Tenant shall reimburse Landlord for the entire amount of such additional premiums or surcharges on demand.

10.       WAIVER OF SUBROGATION. Notwithstanding any other language of this Lease to the contrary, Landlord and Tenant each waive their respective rights to recover from the other for any and all loss of or damage to their respective property if such loss or damage is covered, or required by this Lease to be covered, by insurance. Tenant shall obtain an endorsement acknowledging such waiver from its insurance company(s) evidencing compliance with this section.

11.       SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the Security Deposit specified in Section 1 of this Lease. Provided that Tenant has paid all amounts due and has otherwise performed all obligations hereunder, the Security Deposit shall be returned to Tenant without interest within sixty (60) days of the expiration of the Term, further provided that Landlord may deduct from the Security Deposit prior to returning it any amounts owed by Tenant to Landlord. If Tenant defaults under any provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of the Security Deposit to cure the default. In the event Landlord elects to apply the Security Deposit as provided for above, Tenant shall, within five (5) business days after Landlord’s demand, restore the Security Deposit to the original amount. Furthermore, if Tenant defaults under this Lease more than two (2) times during any twelve (12) month period, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in Landlord’s sole discretion, modify the amount of the Security Deposit. Within ten (10) days after notice of such modification, Tenant shall submit to Landlord the required additional sums and Tenant’s failure to do so shall constitute an Event of Default without further notice or right to cure, and Landlord shall have the right to exercise any remedy provided for in this Lease. Landlord may, at its discretion, commingle the Security Deposit with its other funds. Upon any sale or other conveyance of the Building, Landlord shall transfer the Security Deposit (or any amount of the Security Deposit remaining) to a successor owner, and Tenant agrees to look solely to the successor owner for repayment of the same, if it was transferred. The Security Deposit shall not operate as a limitation on any recovery to which Landlord may be entitled.

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12.       USE. The Premises shall be used for the Permitted Use and for no other purposes whatsoever. Tenant shall not do or permit to be done in or about the Premises, Building or Property anything which is prohibited by any ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement, now in force or which may hereafter be enacted, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, “Applicable Law”). Tenant shall comply with all Applicable Law in its use of the Premises and common areas of the Property. Tenant shall use and cause all contractors, agents, employees, invitees and visitors of Tenant to use the Premises and any common area of the Property in such a manner as to prevent waste, nuisance and any disruption of other occupants. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law. Tenant shall, at Tenant’s sole cost and expense, make any changes necessary to bring the Premises into compliance with any Applicable Law. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Applicable Law in the use or occupancy of the Premises, Building or Property shall be conclusive of that fact as between Landlord and Tenant.

13.       MAINTENANCE; SERVICES. Excepting only those obligations for which Landlord is expressly responsible pursuant to this section, Tenant will, throughout the Term and at its sole cost, keep and maintain the Premises and all fixtures and equipment located therein, including, without limitation, carpeting, wall-covering, doors, plumbing and other fixtures, and any alterations performed for the benefit of the Premises, clean safe and in good working order, condition and repair and make all necessary repairs and replacements thereto, including, without limitation, replacing all interior broken glass with glass of the same size and quality as that broken and repairing or replacing all systems or portions of systems exclusively serving the Premises including, without limitation, electrical, mechanical, plumbing and heating, ventilating and air conditioning systems. All repairs and replacements required of Tenant in connection herewith shall be of a quality and class at least equal to the minimum building standards established by the then applicable building code requirements in Allentown, Pennsylvania and shall be done in a good and workmanlike manner in compliance with all applicable laws and the terms and conditions of this Lease. If Tenant fails to consistently maintain the Premises in compliance with the terms hereof, Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required and Tenant shall reimburse Landlord for the cost thereof as Additional Rent upon demand. If Tenant uses heat generating machines or equipment in the Premises that materially affect the temperature otherwise maintained by the heating, ventilating and air conditioning system, Landlord reserves the right to install supplementary units for the Premises and the cost of supplementary units, if installed by Landlord, including the cost of installation, operation and maintenance, shall be paid by Tenant to Landlord as Additional Rent upon demand. Should Tenant require any additional service not provided by Landlord pursuant to this Lease, including any services furnished outside the Building’s normal business hours, Landlord may, but shall not be obligated to, furnish such additional service and Tenant agrees to pay Landlord’s charges therefor, including a reasonable administrative fee, any taxes imposed thereon, and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service, as Additional Rent upon demand.

Landlord shall maintain the roof, foundation, exterior walls, structural portions, elevators, if any, any common areas and electrical, plumbing, mechanical and fire protection systems (subject to systems exclusive to the Premises such as dishwashers) of the Building, the cost of which shall be included as a part of Operating Expenses, provided that Landlord shall have no obligation to make any repairs unless Landlord has first received written notice of the need for such repairs from Tenant. Notwithstanding the foregoing, any damage to the Property occasioned by the negligence or willful act of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its sole option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith and Tenant shall pay the cost therefor as Additional Rent upon demand.

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14.       SUBLEASE; ASSIGNMENT. Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest in this Lease. Tenant shall not allow the Premises to be occupied, in whole or in part, by any other party and shall neither sublet the Premises, in whole or in part, nor assign this Lease, nor amend any sublease or assignment to which Landlord has consented, without in each case obtaining the prior written consent of Landlord. Any sublease or assignment, or amendment to any sublease or assignment, without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an Event of Default. The provisions of this section shall apply to a transfer, by one or more transfers, of all, or substantially all, of the business or assets of Tenant, of a majority of the stock, partnership or membership interests, or other evidences of ownership, of Tenant, and of any shares, voting rights or ownership interests of Tenant which results in a change in the identity of the entity or entities which exercise, or may exercise, effective control of Tenant as if such transfers were an assignment of this Lease. Tenant must request Landlord’s consent to any assignment or sublease at least thirty (30) days prior to the proposed effective date of the assignment or sublease. At the time of its request, Tenant shall provide Landlord in writing: (a) the name and address of the proposed assignee or subtenant, (b) a complete copy of the proposed assignment or sublease, (c) reasonably satisfactory information about the nature, business, and business history of the proposed assignee or subtenant and its proposed use of the Premises, and (d) banking, financial or other credit information about the proposed assignee or subtenant sufficient to enable Landlord to determine its financial condition and operating performance. Landlord shall not unreasonably withhold, condition or delay its consent to Tenant’s written request to sublease the Premises or assign this Lease which is made in compliance with the terms and conditions of this section. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Landlord’s refusal to consent to any proposed assignment or sublease shall not be unreasonable if: (a) the financial condition or operating performance of the proposed subtenant or assignee, determined in Landlord’s reasonable discretion, is less than the greater of the financial condition or operating performance of the Tenant on (i) the date of execution of this Lease or (ii) the date of Tenant’s request for Landlord’s consent to the proposed assignment or sublease, (b) Tenant is in default under any of the terms, covenants or conditions of this Lease, (c) the proposed use of the Premises may result in: (i) increased wear and tear on the Premises, Building or Property or (ii) any adverse effect on other tenants in the Building or adjacent buildings owned by Landlord, (d) the proposed subtenant or assignee is a governmental agency, (e) Landlord has space available elsewhere in the Building which can accommodate the needs of the proposed subtenant or assignee or the proposed subtenant or assignee is a prospect to whom Landlord has made a proposal for the lease of space within the prior six (6) months, in Allentown, PA, (g) the proposed subtenant or assignee would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement, or (h) Landlord’s lender, if any, does not consent to the proposed sublease or assignment.

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No subletting or assignment shall release Tenant from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Any subtenant shall, at Landlord’s election, attorn to Landlord following any early termination of this Lease and any assignee shall be jointly and severally liable for the full performance of all of Tenant’s obligations hereunder. Landlord may require, as a condition to granting Landlord’s consent with respect to the provisions of this section, that the proposed subtenant or assignee enter into a written agreement with Landlord confirming the obligations of such subtenant or assignee under this Lease. Tenant shall pay, as Additional Rent on demand, all legal fees incurred by Landlord in connection with each proposed assignment or sublease whether or not Landlord’s consent is obtained. If Tenant receives rent or other payments under any assignment or sublease in excess of the payments made by Tenant to Landlord under this Lease (as such amounts are adjusted on a per square foot basis if less than all of the Premises is transferred), then Tenant shall pay Landlord one-half of such excess after deducting the actual out of pocket costs of tenant improvements, market brokerage commissions, and reasonable legal fees incurred by Tenant in connection with such sublease or assignment. Landlord’s consent to one assignment or sublease shall not be deemed a waiver of the requirement of Landlord’s consent to any subsequent assignment or sublease. In the event Tenant seeks to assign its interest in this Lease, and Landlord does not consent to such proposed assignment, Landlord may elect to terminate this Lease in its entirety, and the last day of the Term of this Lease shall be the thirtieth (30th) day after Landlord notifies Tenant of Landlord’s election to terminate this Lease. In the event Tenant seeks to sublet all or any portion of the Premises and Landlord does not consent to such proposed sublease, Landlord may elect to terminate this Lease with respect to the portion of the Premises that would be subject to such sublease and the last day of the Term of this Lease for such space shall be the thirtieth (30th) day after Landlord notifies Tenant of Landlord’s election to terminate this Lease and, if less than the entire Premises is affected, Landlord shall have the right to perform any alterations to make such space a self-contained rental unit.

15.       INDEMNITY; NON-LIABILITY OF LANDLORD. Except to the extent prohibited by law, as a material part of the consideration for Landlord’s execution of this Lease, Tenant shall neither hold nor attempt to hold Landlord or its employees or Landlord’s agents or contractors or their employees liable for, and Tenant covenants and agrees that it shall indemnify and defend Landlord for and against any and all penalties, damages, fines, causes of action, liabilities, judgments, expenses (including, without limitation, attorneys’ fees) or charges incurred in connection with or arising from: (i) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person; (iii) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; (iv) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant; or (v) any matter occurring in the Premises during the Term, except for any such matter occurring in the Premises which arises directly as a result of Landlord’s gross negligence or willful misconduct and not as a result of any other matter described in (i) through (iv) above.

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Except for the grossly negligent acts or willful misconduct of the Landlord, the Landlord, to the fullest extent not prohibited by law, shall not be liable for any damage occasioned by failure to keep the Premises, Building or Property in repair, nor for any damage done or occasioned by or from plumbing, gas, electricity, water, sprinkler, or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about the Premises or the Building nor from any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts, or neglect of co-tenants or other occupants of the Building or of any owners or occupants of adjacent or contiguous property, nor for any loss of or injury to property or business occurring, through, in connection with or incidental to the failure to furnish any such services or the interruption of any services to the Premises. Further, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft or any other criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, law of requisition or order of any governmental authority.

Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. The term “Landlord”, as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, means only the owner or owners at the time in question of the Landlord’s interest in the Building, and in the event of any transfer or transfers of title to the Landlord’s interest in the Building, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed. Tenant’s sole recourse against Landlord, and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any successor, in the Premises and the Building of which the Premises are a part. In no event whatsoever shall Landlord or any beneficiary of any trust of which Landlord is a trustee or any of Landlord’s officers, directors, partners, managers, members, shareholders, agents, attorneys and employees ever be personally liable hereunder.

16.       UTILITIES. Tenant shall contract directly with public utility providers for all utilities which are separately metered to the Premises and shall pay such utility providers directly and promptly when due. If any utility is not separately metered to the Premises, the cost of such utility consumed on the Premises, as reasonably determined by Landlord, by reference to a submeter, if applicable, or otherwise, shall be paid by Tenant as a part of Operating Expenses. Tenant’s obligation to pay for utilities provided to the Premises during the Term shall survive the expiration or earlier termination of the Lease. Tenant shall not utilize an alternative provider for a utility service other than the public utility provider servicing the Property unless Tenant shall first obtain the written consent of Landlord. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interruption, or defect in the supply or character of the electric energy furnished to the Premises or Building. To ensure the proper functioning and protection of all utilities, Tenant agrees to abide by all reasonable regulations and requirements which Landlord may prescribe and to allow Landlord and its utility providers access to all electric lines, feeders, risers, wiring, and any other machinery within the Premises.

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17.       HOLDING OVER. If Tenant or any party claiming by or under Tenant remains in occupancy of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, such holding over shall be without right and a tenancy at sufferance, and Tenant shall be liable to Landlord for any loss or damage incurred by Landlord as a result thereof, including consequential damages. In addition, for each month or any part thereof that such holding over continues, Tenant shall pay to Landlord a monthly fee for the use and occupancy of the Premises equal to the greater of (a) the monthly fair market rental for the Premises and (b) one hundred fifty percent (150%) of the Rent payable for the month immediately preceding such hold over for the first thirty (30) days of such holdover and equal to the greater of (a) the monthly fair market rental for the Premises and (b) two hundred percent (200%) of the Rent payable for the month immediately preceding such hold over thereafter, and there shall be no adjustment or abatement for any partial month. The provisions of this section shall not be deemed to limit or exclude any of Landlord’s rights of re-entry or any other right granted to Landlord hereunder, at law or in equity.

18.       NO RENT DEDUCTION OR SET OFF. Tenant’s covenant to pay Rent is and shall be independent of each and every other covenant of this Lease. Tenant agrees that any claim by Tenant against Landlord shall not be deducted from Rent nor set off against any claim for Rent in any action. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any remedy provided in this Lease or at law. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

19.       CASUALTY. If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Premises or the Building are totally or partially damaged or destroyed by fire or other casualty, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage. Provided that such damage was not caused by the act or omission of Tenant or any of its employees, agents, licensees, invitees or subtenants, until the repair and restoration of the Premises is completed Base Rent shall be abated for that part of the Premises that Tenant is unable to use without substantial interference and is not occupied while repairs are being made, based on the ratio that the amount of unusable rentable area bears to the total rentable area of the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises and the Building, provided, however, that Landlord shall not be obligated to spend more than the net proceeds of insurance proceeds made available for such repair and restoration nor shall Landlord be obligated to repair or restore, or to pay for the repair or restoration of, any furnishings, equipment or personal property belonging to Tenant or any alterations, additions, or improvements (including carpeting, floor coverings, paneling, decorations, fixtures) made to the Premises or Building by Tenant or by Landlord at Tenant’s request or for Tenant’s benefit. It shall be Tenant’s sole responsibility to repair and restore all such items.

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Notwithstanding the foregoing, (a) if there is a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, or (b) if Landlord reasonably believes that the repairs and restoration cannot be completed despite reasonable efforts within ninety (90) days after the occurrence of such damage, or (c) if Landlord reasonably believes that there shall be less than two (2) years remaining in the Term (exclusive of any extension options) upon the substantial completion of such repairs and restoration, or (d) if any mortgagee or lender fails or refuses to make sufficient insurance proceeds available for repairs and restoration, or (e) if zoning or other applicable laws or regulations do not permit such repairs and restoration, Landlord shall have the right to terminate this Lease by giving written notice of termination to Tenant within one hundred eighty (180) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all Rent payable hereunder shall be apportioned and paid to the date of termination.

All time periods provided in this Section for Landlord’s performance shall be subject to extension on account of delays in effectuating a satisfactory settlement with any insurance company involved and events beyond Landlord’s reasonable control. In the event of any damage or destruction to the Building or Premises, it shall be Tenant’s responsibility to secure the Premises and, upon notice from Landlord, to remove forthwith, at its sole cost and expense, property belonging to Tenant or its licensees from such portion of the Premises as Landlord shall request.

Notwithstanding anything to the contrary in this section, in the event Landlord elects or is required to repair and restore the Premises, and such repair has not commenced within ninety (90) days after the date of casualty, or been substantially completed within two hundred seventy (270) days following the date repair was commenced, Tenant shall have the right to terminate the Lease by providing written notice to Landlord, such termination to be effective sixty (60) days after notice from Tenant is received by Landlord, unless Landlord substantially completes the repairs within such sixty (60) day period.

20.       SUBORDINATION; ESTOPPEL LETTERS.

(A)       This Lease is expressly subordinate to any current or future mortgage or mortgages placed on the Property and to all other documents executed in connection with any such mortgage. Tenant agrees not to pay rent more than thirty (30) days in advance and to attorn to any party acquiring rightful possession of the Premises by or through any such mortgage ("Successor Landlord"). Notwithstanding anything to the contrary in this Lease, Successor Landlord shall not be liable for or bound by any of the following matters: (i) any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of rent or performance of Tenant's other obligations under this Lease, arising from Landlord's breach or default under this Lease ("Offset Right") that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant ("Former Landlord") relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment; provided, however, the foregoing shall not limit either (x) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (y) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under this Lease; (ii) any obligation with respect to any security deposited with Former Landlord, unless such security was actually delivered to Successor Landlord; (iii) any payment of rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment; and (iv) to commence or complete any initial construction of improvements in the Premises, unless sums to commence or complete such construction shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; and (v) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise.

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Tenant shall send to each Mortgagee (after notification of the identity of such Mortgagee and the mailing address thereof is provided to Tenant) copies of all default notices that Tenant sends to Landlord; such notices to said mortgagee shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to this Lease. Tenant will accept performance of any provision of this Lease by such mortgagee as performance by, and with the same force and effect as though performed by, Landlord. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives notice of such act or omission to Landlord and Mortgagee, and (b) a reasonable period of time for remedying such act or omission elapses following the time when Mortgagee becomes entitled under the applicable mortgage to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease).

(B)       Tenant agrees that from time to time it shall deliver to Landlord or Landlord’s mortgagee or designee within ten (10) business days of the date of Landlord’s or Landlord’s mortgagees or such other designee’s request, a statement, in writing, certifying (i) that this Lease is unmodified and in full force and effect, if this is so, or if there have been modifications, that the Lease, as modified, is in full force and effect; (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provisions of this Lease or, if in default, the nature thereof in reasonable detail; (iv) the subordination of this Lease to any current or future mortgage or mortgages placed on the Property by Landlord and Tenant’s agreement to attorn to any party acquiring rightful possession of the Premises by or through any such mortgage; and (v) such other true statements as Landlord or Landlord’s mortgagee or designee may require. Tenant’s failure to execute and deliver such statements within the time required shall, at Landlord’s election, be an Event of Default and shall also be conclusive upon Tenant that (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) that Landlord is not in default under any provisions of this Lease and that Tenant has no right of offset, counterclaim or deduction against Rent; and (c) not more than one month’s Rent has been paid in advance.

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21.       ALTERATIONS; RESTORATION.

(A)       Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without first obtaining the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion. All Alterations (i) must comply with all applicable laws, (ii) must be compatible with the Building and its mechanical, electrical, heating, ventilating, air-conditioning and life safety systems; (iii) must not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; and (iv) must not affect the integrity of the structural portions of the Building. In addition, Landlord may impose as a condition to such consent such additional requirements as Landlord in its sole discretion deems necessary or desirable, including, without limitation: (a) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations; (b) Landlord’s prior written approval of the time or times when the Alterations are to be performed; (c) Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; (d) Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (e) Tenant’s delivery to Landlord of such bonds and insurance as Landlord customarily requires; (f) Tenant’s payment to Landlord of a commercially reasonable fee for Landlord’s supervision of any Alterations; (g) Tenant’s and Tenant’s contractor’s compliance with such construction rules and regulations and building standards as Landlord promulgates from time to time; and (i) Tenant’s delivery to Landlord of “as built” drawings of the Alterations in such form or medium as Landlord may require. All direct and indirect costs relating to any modifications, alterations or improvements of Building, whether outside or inside of the Premises, required by any governmental agency or by law as a condition or as the result of any Alteration requested or effected by Tenant shall be borne by Tenant. Landlord may elect to perform such modifications, alterations or improvements (at Tenant’s sole cost and expense) or require such performance directly by Tenant. Tenant shall not permit any mechanic’s lien or other liens to be placed upon the Premises or the Building as a result of any materials, services or labor ordered by or provided to Tenant or any of Tenant’s agents, officers, or employees. Without waiving any other rights or remedies under this Lease, Landlord may bond or insure or otherwise discharge any such lien and Tenant shall reimburse Landlord for any amount paid by Landlord in connection therewith as Additional Rent upon demand. Notwithstanding the foregoing, Landlord will not withhold its consent to the performance by Tenant of cosmetic Alterations that (a) cost less than $20,000.00 in the aggregate in any calendar year (b) are not visible from the exterior of the Premises, and (c) comply with requirements (i) through (iv) of this subsection, provided prior notice of such cosmetic Alterations has been provided to Landlord.

(B)        Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises in good working order and condition. Tenant shall remove any and all Alterations, trade fixtures, equipment, data/telecommunications cabling and wiring installed by or on behalf of Tenant and furniture from the Premises and Tenant shall fully repair any damage, including any structural damage above normal wear and tear, occasioned by the removal of the same. Notwithstanding the foregoing, Landlord may require that Tenant not remove any or all Alterations and any such Alteration or Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title thereto shall pass to Landlord under this Lease as by a bill of sale. At Landlord’s election, all Alterations, trade fixtures, equipment, wire and cable, furniture, fixtures, other personal property not removed shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant shall pay Landlord all reasonable expenses incurred in connection with Landlord’s disposition of such property, including without limitation the cost of repairing any damage to the Building or the Premises caused by removal of such property, and shall hold Landlord harmless from loss, liability, or expense arising from the claims of third parties such as Tenant’s lenders whose loans are secured by such property. Tenant’s obligations under this section shall survive the end of this Lease.

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22.       DEFAULT; REMEDIES.

(A)       In addition to any other acts or omissions designated in this Lease as Events of Default, each of the following shall constitute an Event of Default by Tenant hereunder: (i) the failure to make any payment of Rent or any installment thereof or to pay any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant after written notice and grace period of five (5) days to cure (the notice and cure period shall not be offered for more than 2 defaults per 12 month period); (ii) the use or occupancy of the Premises for any purpose other than the Permitted Use without Landlord’s prior written consent or the conduct of any activity in the Premises which constitutes a violation of law; (iii) if the interest of Tenant or any part thereof under this Lease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution within fifteen (15) days from the date thereof; (iv) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against Tenant or any guarantor of the Lease or if a receiver shall be appointed for Tenant or any guarantor or any of the property of Tenant or guarantor; (v) if Tenant or any guarantor of the Lease shall make an assignment for the benefit of creditors or if Tenant shall admit in writing its inability to meet Tenant’s debts as they mature; (vi) if any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, or mutually agreed to in writing by the parties; (vii) if Tenant shall fail to immediately discharge or bond over any lien placed upon the Premises in violation of this Lease; (viii) if Tenant shall abandon or vacate the Premises during the Term; (ix) if Tenant shall fail to execute and deliver an estoppel certificate or subordination agreement as required hereunder; or (x) the failure to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and which Tenant has not corrected within twenty (20) days after written notice thereof to Tenant, provided, however, that if (x) Tenant can not through best efforts correct such failure within said twenty (20) day period, and (y) Tenant has provided Landlord with written documentation detailing the steps taken to correct the failure prior to the twentieth (20th) day of said period, then Tenant shall have such longer period as is reasonably required to correct any such default not to exceed twenty (20) additional days; provided, however, that if said failure involves the creation of a condition which, in Landlord’s reasonable judgment, is dangerous or hazardous, Tenant shall be required to cure same within 24 hours.

(B)        Upon the occurrence of an Event of Default by Tenant beyond any applicable notice and cure period, the unamortized cost of all legal fees, Tenant allowances, work performed by Landlord to the Premises, and any other Tenant inducements paid or provided under this Lease plus interest on the foregoing items accruing from the date of such Event of Default at the Default Rate shall immediately become due, and Landlord may, at its option, with or without notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:

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(i)         Landlord may terminate this Lease, repossess and re-let the Premises, in which case Landlord shall be entitled to recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting. For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Expiration Date. Should the fair market rental value of the Premises for the balance of the Term (after deduction of all anticipated expenses of reletting) exceed the value of the Rent to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to or otherwise credit Tenant for any such excess amount;

(ii)        Landlord may, without terminating the Lease, terminate Tenant’s right of possession, repossess the Premises including, without limitation, removing all or any part of Tenant’s personal property in the Premises and to place such personal property in storage or a public warehouse at the expense and risk of Tenant, and relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. Tenant shall pay to Landlord as damages a sum equal to all Rent under this Lease for the balance of the Term unless and until the Premises are relet. If the Premises are relet, Tenant shall be responsible for payment upon demand to Landlord of any deficiency between the Rent as relet and the Rent for the balance of this Lease, all costs and expenses of reletting, and all reasonable decoration, repairs, remodeling, alterations, additions and collection of the rent accruing therefrom. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any breach, and in addition to the other remedies it may have, recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting. In the event Landlord repossesses the Premises as provided above, Landlord may remove all persons and property from the Premises and store any such property at the cost of Tenant, without liability for damage; and

(iii)       Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant hereunder, make any payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be payable to Landlord as Additional Rent on demand and Tenant covenants to pay such sums.

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(iv)       By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Any Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

(C)       Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(D)       Tenant shall promptly pay upon notice, as Additional Rent, all reasonable costs, charges and expenses incurred by Landlord (including, without limitation, reasonable fees and out-of-pocket expenses of legal counsel, collection agents, and other third parties retained by Landlord) together with interest thereon at the rate set forth in Section 5 of this Lease, in collecting any amount due from Tenant, enforcing any obligation of Tenant hereunder, or preserving any rights or remedies of Landlord; and Tenant shall pay all reasonable attorneys’ fees and expenses arising out of any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

(E)       No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Landlord shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment. Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly waives the service of any statutory demand or notice which may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or ay similar or successor provision of law and agrees that five (5) days’ notice shall be sufficient in any case where a longer period may be statutorily specified.

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(F)       In addition to, and not in lieu of any of the foregoing rights granted to Landlord: TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE, INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE HEREUNDER, AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD’S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the origins as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

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__________ (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE. TENANT SPECIFICALLY WAIVES AND DISCLAIMS SECTION 5601.3(b) OF TITLE 20, CHAPTER 56 OF THE PENNSYLVANIA CONSOLIDATED STATUTES.

23.       NOTICES. All notices permitted or required hereunder shall be in writing and (i) delivered personally, (ii) sent by U.S. certified mail, postage prepaid, with return receipt requested, or (iii) sent overnight by nationally recognized overnight courier and sent to the respective parties at the Notice Addresses provided in Section 1 of this Lease. If sent by U.S. certified mail, such notice shall be considered received by the addressee on the second (2nd) business day after posting. If sent by nationally recognized overnight courier, such notice shall be considered received by the addressee on the first (1st) business day after deposit with the courier. Notices may be given by an agent on behalf of Landlord or Tenant. Any notice from Landlord to Tenant shall also be deemed to have been given if delivered to the Premises, addressed to Tenant.

24.       EMINENT DOMAIN. If during the Term (a) the whole of the Premises or the Building shall be taken by any governmental or other authority having powers of eminent domain or conveyed to such entity under threat of the exercise of such power or (b) any part of the Premises or the Building shall be so taken or conveyed and as a result, the remainder of the Premises or the Building has been rendered impractical, in Landlord’s sole judgment, for the operation of Landlord’s rental activities on the Property, this Lease shall terminate on the date of the taking or conveyance, and rent shall be apportioned to the date thereof. Tenant shall have no right to any apportionment of or any share in any condemnation award or judgment for damages made for the taking or conveyance of any part of the Premises or the Building. Tenant has the right to pursue its own condemnation award, claim or judgement through separate proceedings for the loss of leasehold improvements paid for by Tenant, fixtures and relocation expenses so long as Tenant’s award does not diminish or otherwise adversely affect Landlord’s award.

25.       QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. “During the term of this Lease, Landlord shall provide for the use of the Tenant along with the other tenants of the Building; (i) a conference room having a permitted occupancy and seating for 120 persons; (ii) a conference room having a permitted occupancy and seating for 20-25 persons with moveable tables and (iii) a fitness center with equipment and workout devices and that has a permitted occupancy of 10 persons.

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25.       Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

26.       RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit B and with such reasonable modifications thereof and reasonable additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Property. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Property.

27.       ENVIRONMENTAL. “Environmental Laws” shall mean all federal, state and local laws (including, without limitation, case and common law), statutes, regulations, rules, ordinances, guidance, permits, licenses, grants, orders, decrees and judgments relating to the environment, human health and safety. “Hazardous Substances” shall mean all explosive materials, radioactive materials, hazardous or toxic materials, wastes, chemicals or substances, petroleum, petroleum by-products and petroleum products (including, without limitation, crude oil or any fraction thereof), asbestos and asbestos-containing materials, radon, lead, polychlorinated biphenyls, mold, urea-formaldehyde, and all materials, wastes, chemicals and substances that are regulated by any Environmental Law; except for a di minimis amount of standard office cleaning products for use in the Premises. Tenant shall not (i) manufacture, generate, utilize, store, handle, treat, process, or release any Hazardous Substances at, in, under, from or on the Premises or Property or (ii) suffer or permit to occur any violation of Environmental Laws with respect to the Premises or Property. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant’s sole cost) and hold harmless Landlord and its partners, managers, members, officers, directors, employees, agents, successors, grantees, assigns and mortgagees from any and all claims, demands, liabilities, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature, including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of the rentable or usable space or of any amenity, natural resource damages, damages arising from any adverse impact on leasing space on the Premises or Property, and sums paid in settlement of claims and for attorney’s fees, consultant’s fees and expert’s fees that may arise during or after the Term or any extension of the Term in connection with any breach by Tenant of the covenants contained in this section, the presence, release or threatened release of Hazardous Substances at, in, under, from, to or on the Premises or Property, or any violation or alleged violation of any Environmental Laws. For purposes of this section, the term “costs” includes, without limitation, costs, expenses and consultant’s fees, expert’s fees and attorney’s fees incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, monitoring or maintenance work. This covenant of indemnity shall survive the termination of this Lease. Notwithstanding the foregoing, the prohibition contained herein shall not apply to ordinary office products that may contain de minimis quantities of Hazardous Substances, provided such products are used in compliance with Environmental Laws; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products. Tenant shall immediately notify Landlord of any release or threatened release at, in, under, from, to or on the Premises or Property.

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28.       FINANCIAL STATEMENTS. From time to time, but not more often than once each year, Tenant shall furnish Landlord within ten (10) business days of such request copies of financial statements showing Tenant’s current financial condition and the results of the previous year’s operations which shall be certified as true and correct by the chief financial officer, or other responsible officer, of Tenant.

29.       BROKERS. Landlord utilized the services of Colliers International (the “Listing Broker”) and Tenant utilized the services of Gola Corporate Real Estate (the “Non-Listing Broker”) in connection with this Lease. Tenant represents to Landlord that Tenant did not involve any other brokers in procuring this Lease. Landlord shall pay a commission to the Non-Listing Broker and the Listing Broker as is agreed to by the parties per a separate agreement. Tenant agrees to forever indemnify, defend and hold Landlord harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys’ fees) that may be asserted against or incurred by Landlord by any broker other than the Listing Broker and Non-Listing Broker as a result of any misrepresentation by Tenant hereunder.

30.       MISCELLANEOUS.

(A)       Time is of the essence of this Lease and each of its provisions.

(B)       This Lease and all covenants and agreements herein contained shall be binding upon, apply, and inure to the respective heirs, executors, successors, administrators and assigns of all parties to this Lease; provided, however, that this Lease shall not inure to the benefit of any assignee, heir, administrator, devisee, legal representative, successor, transferee or successor of Tenant except upon the prior written consent of Landlord.

(C)       This Lease contains the entire agreement of the parties, all other and prior representations, negotiations and agreements having been merged herein and extinguished hereby. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.

(D)       The captions of sections and subsections of this Lease are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.

(E)        Interpretation of this Lease shall be governed by the laws of the state or commonwealth in which the Premises is located, without regard to conflict of laws. Tenant and Landlord irrevocably submits to the nonexclusive jurisdiction of the courts of said state or commonwealth and agrees that all suits, actions, claims or proceedings may be heard and determined in such courts. Tenant waives any objection which it may have at any time to the laying of venue of any suit, action, claim or proceeding arising out of or relating to this Lease. The foregoing shall not be deemed to preclude Landlord from bringing any suit, action, claim or proceeding in connection with this Lease in any other jurisdiction.

(F)        This Lease is and shall be deemed and construed to be the joint and collective work product of Landlord and Tenant and, as such, this Lease shall not be construed against either party, as the otherwise purported drafter of same, by any court of competent jurisdiction in order to resolve any inconsistency, ambiguity, vagueness or conflict, if any, in the terms or provisions contained herein.

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(G)        In the event that either party thereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure labor, inability to procure materials or equipment or reasonable substitutes therefore, failure of power, fire or other casualty, restrictive government laws or regulations, judicial orders, enemy or hostile government actions, riots, insurrection or other civil commotions, war or other reason of a like nature not at the fault of the party delayed in performing any act as required under the terms of this Lease (“Force Majeure”), then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Force Majeure shall not operate to excuse Tenant from the prompt payment of Rent or any other payments required under the terms of this Lease.

(H)       Tenant shall reimburse Landlord as Additional Rent on demand for all reasonable out-of-pocket expenses, including without limitation legal, engineering or other professional services or expenses incurred by Landlord in connection with any requests by Tenant for consents or approvals hereunder.

(I)         A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

(J)         If more than one person or entity shall ever be Tenant, the liability of each such person and entity shall be joint and several.

(K)       If Tenant is a corporation, a limited liability company, an association or a partnership, it shall, concurrently with the signing of this Lease, at Landlord’s option, furnish to Landlord certified copies of the resolutions of its board of directors (or of the executive committee of its board of directors) or consent of its members or partners authorizing Tenant to enter into this Lease. Moreover, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation, limited liability company, association or partnership under the laws of the state of its incorporation or formation, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the laws of the state of its incorporation or formation and the laws of the jurisdiction in which the Building is located, has the power and authority to enter into this Lease, and that all corporate or partnership action requisite to authorize Tenant to enter into this Lease has been duly taken.

(L)        The submission of this Lease to Tenant is not an offer to lease the Premises, or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered an original Lease to Landlord and Landlord has duly executed and delivered an original Lease to Tenant. Notwithstanding the Commencement Date or Commencement Date contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution and delivery.

(M)       This Lease may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Lease transmitted via facsimile (or other electronic means) shall be deemed an original signature and be binding upon the parties hereto.

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(N)       Tenant represents and warrants to Landlord that neither Tenant nor any of Tenant’s members, shareholders or other equity owners, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

31.       PARKING. Tenant, its employees and visitors, shall be entitled to the non-exclusive use, on a first come-first serve basis, of parking areas in the back lot designated by Landlord. Landlord shall supply a parking area having at least of 7 spaces per each 1,000 sq. feet of the Building. Additionally, Tenant shall be entitled to exclusive use of: (i) twenty-five (25) parking spaces for delivery vehicles; (ii) four (4) reserved parking spaces near the Tenant’s side entrance of the Building; and (iii) eight (8) reserved Tenant visitor parking spaces near the front entrance of the Building, all as designated on the plans attached hereto as Exhibit F. Any cost to designate such spaces for exclusive use by Tenant may be deducted by Landlord from the Tenant Improvement Allowance set forth in the Work Letter attached hereto as Exhibit E. Landlord shall not be obligated to enforce parking limits. Tenant shall not use any parking space designated by Landlord as visitor parking or as exclusive to other parties. If Tenant uses parking in excess of that provided for herein, and if such excess use occurs on a regular basis, and if Tenant fails, after written notice from Landlord of any one violation, to reduce its excess use of the parking areas, then such excess use shall constitute an Event of Default under this Lease without further notice or opportunity to cure such Event of Default.

32.       SIGNAGE. Subject to Landlord’s review and approval, Tenant, at Landlord’s expense, shall be entitled to Building standard suite entry and directory signage. Landlord may specify that the design of such signage be similar to, or consistent with, the design and location of other signs identifying tenants in the Building. Such signage shall be subject to all applicable laws and ordinances. Upon termination of this Lease, Tenant shall remove such signage and repair any damage caused thereby.

33.       INTENTIONALLY OMITTED.

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34.       CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice or liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to enter the Premises for the purposes of examining the same or to make repairs or alterations or to provide any service, except that Landlord may not enter areas containing confidential information without an escort of Tenant’s selection except in cases of emergency; (b) to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, parking areas and any other common areas, (c) to change the name or street address of the Building or the suite number of the Premises; (d) to install, affix and maintain any and all signs on the exterior or interior of the Building; (e) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in, about and to the Building or common areas and for such purposes temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas; (f) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (g) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (h) to show the Premises at reasonable times and upon reasonable prior notice and, if vacated or abandoned, to prepare the Premises for reoccupancy; (i) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building; (j) to approve the weight, size and location of safes or other heavy equipment or other articles which may be located in the Premises and to determine the time and manner in which such articles may be moved in, about or out of the Building or Premises; and (k) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Premises or Building. The reduction or elimination of Tenant’s light, air or view shall not affect Tenant’s liability under this Lease, nor shall it create any liability of Landlord to Tenant.

35.       LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES. At Landlord’s request, Landlord and Tenant shall enter into a commencement letter agreement (the “Commencement Letter”) in form substantially similar to that attached hereto as Exhibit C. Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within fifteen (15) days shall be deemed an approval by Tenant of the statements contained therein.

36.       WAIVER OF RIGHT TO JURY TRIAL. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES OR BUILDING (INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAWS, STATUTES, REGULATIONS, CODES OR ORDINANCES).

37.       RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:		TENANT:

BROOKWOOD PHILADEPHIA I, LLC,		JETPAY HR & PAYROLL SERVICES, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Kurt M. Zernich	By:	/s/ Michael J. Pires
Name:	Kurt M. Zernich	Name:	Michael J. Pires
Its:	Authorized Signature	Its:	President

BROOKWOOD PHILADEPHIA II, LLC,
a Delaware limited liability company

By:	/s/ Kurt M. Zernich
Name:	Kurt M. Zernich
Its:	Authorized Signature

TENANT NOTARY

STATE OF                PA)

COUNTY OF      Lehigh)

I, the undersigned authority, a Notary Public in and for said county in said state, hereby certify that Michael J. Pires, whose name is signed to the foregoing instrument on behalf of JETPAY HR & PAYROLL SERVICES, INC. and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument,<he/she> executed the same voluntarily on behalf of JETPAY HR & PAYROLL SERVICES, INC. on the day the same bears date.

Given under my hand and official seal this the 20th day of October, 2017.

/s/ Lisa J. Sell
Notary Public

AFFIX SEAL

My commission expires: 8/26/2019

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EXHIBIT A

THE PREMISES

[See attached]

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Exhibit A

7450 TILGHMAN STREET
Iron Run Corporate Center

DEMISED AREA PLAN
GROUND FLOOR

Suite 100
VACANT
Suite 104
CLEAR CHANNEL
AIRPORTS
Suite 120
VERSUM
Suite 120
CONFERENCE /
TRAINING ROOM
Suite 130
VACANT
Suite 140A
AMERICAN
CAFE
Suite 140B
AMERICAN
CAFE
Suite 160
VACANT
Suite 150
VACANT
Suite 110
THE HARTFORD
GROUP

KEY

- NON-RENTABLE AREA
- AREA NOT INCLUDED IN CALCULATIONS
- RIGHT OF FIRST OFFER
- BUILDING/PROJECT COMMON AREA
- FLOOR COMMON AREA
- RIGHT OF SECOND OFFER
- TENANT PREMISES USEABLE AREA
- FLEXIBLE USEABLE AREA
- RIGHT OF FIRST REFUSAL

© 2013 Nelson & Associates Interior Design and Space Planning, Inc. All Rights Reserved

July 28, 2016

NELSON

226 Walnut Street
Philadelphia, Pennsylvania 19106 9711
215.925.6562 Fax 215.925.9151
www.nelsononline.com

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EXHIBIT B

RULES AND REGULATIONS

1.          The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2.          No cooking (except for hot-plate and microwave cooking by Tenants’ employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3.          Except as otherwise provided in the Lease, no inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4.          Canvassing, soliciting and peddling at the Property is prohibited and each tenant shall cooperate to prevent the same.

5.          There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6.          Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7.          Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by the Landlord in writing.

8.          No vehicles or materials shall be permitted to block any sidewalks, driveways, loading docks or any other common area nor shall any vehicle be parked in the parking lot for longer than is necessary for the customary business purposes of Tenant. Landlord shall have the right, but not the obligation, to remove any vehicles and dispose of any materials, debris, or other items in violation of this section and such removal or disposal shall be at the sole risk of Tenant and Tenant shall pay the cost therefor to Landlord as Additional Rent upon demand.

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9.          Tenant shall not allow any signs, cards or placards to be posted, or placed within the Premises such that they are visible outside of the Premises except as specifically provided for in this Lease.

10.        Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

11.        Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

12.        All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

13.        No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard the payroll and other confidential data of the Tenant and its customers and United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress. If Landlord provides a proximity card or key for the entry doors, Landlord may make a reasonable charge for such proximity cards or keys, and replacements. Tenant, upon termination of it tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefore.

14.        Landlord reserves the right to temporarily shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement.

15.        No carpet, rug or other article shall be hung or shaken out of any window of the Building and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

16.        Landlord shall not restrict access to the Building on weekdays, or weekends, or holidays during the period from 6:30 AM to 10:00 PM except in cases or emergency. Reasonable access to the Premises for Tenant’s employees and customers shall be accorded at all times. Tenant shall be responsible for all persons for whom it requests access and shall be liable to Landlord for all acts of such persons.

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17.        Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building’s air conditioning and ventilation systems.

18.        Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale in the Premises.

19.        In the event it becomes necessary for the Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

20.        Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant’s lease and shall be sufficient cause for termination of the Lease pursuant to the provisions of the Lease at the option of Landlord.

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EXHIBIT C

COMMENCEMENT LETTER

___________, 20___

___________________

___________________

___________________

RE:        Lease dated ________, between _____________, a ________ (“Landlord”) and ______________, a __________ (“Tenant”) concerning ______________.

In accordance with the above-referenced Lease, we request that you and/or the proper authority, please confirm the following statements:

1.          The Commencement Date is deemed to be ______________ and the Expiration Date is ______________.

2.          Tenant acknowledges and agrees that as of the date of this letter (i) all improvements required by the Lease to be performed by Landlord to the Premises have been completed; and (ii) Tenant has accepted the Premises in its current condition, except for ________________________________________.

Please confirm your agreement with the above terms of this letter by signing below and returning a copy to Landlord. Failure to execute this letter and deliver the same to Landlord shall be conclusive evidence against Tenant that the above statements are accurate and true.

Sincerely,

By:
Name:
Its:

AGREED TO & ACCEPTED BY:

By:
Name:
Its:

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EXHIBIT D

ADDITIONAL STIPULATIONS

This extension option is a part of the Lease dated October __, 2017 by and between BROOKWOOD PHILADELPHIA I, LLC, a Delaware limited liability company, and BROOKWOOD PHILADELPHIA II, LLC, a Delaware limited liability company, as tenants in common (“Landlord) and JETPAY HR & PAYROLL SERVICES, INC., a Delaware corporation (“Tenant”) concerning Suite 170 located at 7450 Tilghman Street, Allentown, Pennsylvania.

EXTENSION OPTION. So long as there exists no default either at the time of exercise or on the first day of the Extension Term (as hereinafter defined) and Tenant has not assigned this Lease in whole or in part nor sublet the Premises in whole or in part, Tenant shall have the option to extend the Term for two (2) additional five (5) year periods (each an “Extension Term”) upon written notice to Landlord given not less than nine (9) months and not more than twelve (12) months prior to the expiration of the then current Term. If Tenant fails to exercise its option to extend the Term strictly within the time period set forth in this section, then Tenant’s option(s) to extend the Term shall automatically lapse and be of no further force or effect. In the event that Tenant exercises the option(s) granted hereunder, the applicable Extension Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Extension Term, except that the Base Rent due from the Tenant shall be increased to Landlord’s determination of Base Rent as provided herein, and Tenant shall have no further right or option to extend the Term beyond the two (2) Extension Terms provided herein or to any abatements, improvement allowance or other inducements. If Tenant timely exercises its applicable option to extend the Term, then no later than thirty (30) days following receipt of Tenant’s notice, Landlord shall notify Tenant in writing of Landlord’s determination of the Base Rent for such Extension Term (“Landlord’s Rental Notice”). If Tenant does not object to Landlord’s determination of the Base Rent by written notice to Landlord within ten (10) days after the date of Landlord’s Rental Notice, then Tenant shall be deemed to have accepted the Base Rent set forth in Landlord’s Rental Notice. If Tenant does timely object to Landlord’s determination of Base Rent for the Extension Term, the parties shall use commercially reasonable efforts to agree upon the Base Rent for such Extension Term, provided, however, if the parties cannot agree upon the Base Rent within thirty (30) days after Landlord receives Tenant’s notice of objection, then the Term shall not be extended and Tenant’s rights under this section shall terminate and be of no further force or effect.

For the purposes of this section, Base Rent for the Extension Term shall reflect Landlord’s reasonable determination of the fair market rental rate that would be agreed upon between a landlord and a tenant for a comparable term and for space comparable to the Premises in the Building and buildings comparable to the Building in the market area. Such determination of fair market rental rate may take into account any material economic differences between the terms of this Lease and any comparison lease, such as the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of fair market rental rate may also take into consideration any reasonably anticipated changes in rental conditions from the time such fair market rental rate is being determined and the date upon which the Extension Term shall begin. Notwithstanding the foregoing, in no event shall the Base Rent for any Extension Term be less than the Base Rent paid by Tenant during the last month of the then current Term.

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RIGHT OF FIRST OFFER. Provided that (i) Tenant is not then in default under the Lease beyond the expiration of notice, cure and grace periods, and no condition exists which, with the giving of notice or passage of time or both, would constitute an Event of Default hereunder, (ii) the Lease is then in full force and effect, (iii) the Tenant named herein has not assigned the Lease or sublet any part of the Premises and is then in actual occupancy of the entire Premises demised hereunder, and (iv) Tenant’s financial condition meets the financial criteria Landlord requires for the lease of such space, if, at any time during the Term, any space located within the Building is or will be “available for lease” and Landlord desires to lease such space, Landlord shall notify Tenant. Landlord’s notice shall identify the space available (the "Offered Space"), set forth the terms and conditions on which it is willing to lease the Offered Space, which terms and conditions may include a term whose expiration date is not coterminous with the Term applicable to the Premises, and the date on which such Offered Space is expected to be available (collectively, the “Terms”). Tenant shall thereupon have a one-time right and option to lease the Offered Space on the Terms by delivering notice to Landlord within ten (10) days after receipt of Landlord’s notice, time being of the essence. If Tenant elects to lease the Offered Space, it shall, within thirty (30) days after such election, enter into an amendment to the Lease on a form prepared by Landlord incorporating the Offered Space as part of the Premises subject to the Terms. If Tenant shall not elect to lease the Offered Space within such 10- day period, or fails to enter into such an amendment to the Lease within such 30-day period, then Tenant shall have no further rights under this section. Space shall not be deemed to be "available for lease" if such space is the subject of any option or commitment now or hereafter held by another tenant or the renewal or extension of an expiring lease with a then existing tenant or if such space is vacant as of the date hereof then such space shall not be deemed to be “available for lease” until after the date upon which such space shall have been initially leased to a third party and thereafter becomes vacant. Landlord shall not be liable to Tenant for any failure to deliver such space as a result of any holdover tenant or other occupant of any Offered Space.

FAÇADE SIGNAGE. Upon Landlord’s written approval of the location, material, size, design and content thereof, Tenant may, at its sole cost and expense, install a sign on the exterior of the Building (“Tenant’s Exterior Building Signage”). Tenant’s Exterior Building Signage shall contain only Tenant’s name and no advertising material, shall be in accordance with all applicable laws, and shall be installed by a contractor or other party which meets with Landlord’s prior approval. Tenant shall be solely responsible for obtaining any necessary permits or governmental approvals required for Tenant’s Exterior Building Signage, shall remove Tenant’s Exterior Building Signage upon the expiration or earlier termination of this Lease, and shall reimburse Landlord for the cost of repairing any damage caused thereby. Tenant acknowledges and agrees that Landlord shall have the right, from time to time (but not more frequently than once in any twelve month period), to adopt new reasonable sign criteria governing the Building, and that, in connection therewith, Tenant, at Tenant’s sole cost and expense, shall cause Tenant’s Exterior Building Signage to be aesthetically compatible to any such newly adopted sign criteria. At its expense, Tenant will maintain Tenant’s Exterior Building Signage in good condition and repair and if Tenant fails to do so, Landlord may remove Tenant’s Exterior Building Signage at Tenant’s expense upon twenty (20) days prior notice.

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TERMINATION OPTION. So long as there exists no default either at the time of exercise or on the Early Termination Date (as hereinafter defined), the Tenant named herein has not assigned any portion of this Lease nor sublet any portion of the Premises, Tenant shall have the option to terminate this Lease (the “Termination Right”) effective as of the first day of the eighty-fifth month of the Term (the “Early Termination Date”) upon not less than twelve (12) months prior written notice to Landlord. In order to be effective, such notice must be accompanied by a termination payment equal to (i) the unamortized balance of Landlord’s “Lease Costs” (as hereinafter defined) plus (ii) three (3) months’ Rent at the rate payable as of the Early Termination Date. If Tenant fails to exercise the Termination Right strictly in accordance with this section, then the Termination Right shall automatically lapse and Tenant shall have no right to terminate this Lease. Upon timely exercise of the Termination Right in compliance with the terms hereof, the Early Termination Date shall be deemed the Expiration Date and Tenant shall surrender the Premises on or before the Early Termination Date in accordance with the terms of this Lease. For the purposes hereof, “Lease Costs” shall be the cost of all brokerage commissions, rental abatements, and Tenant allowances, plus interest on the foregoing items accruing from the Rent Commencement Date at the rate of eight percent (8%) per annum. For purposes of determining the unamortized balance of Lease Costs, Lease Costs shall be amortized on a straight line basis over the Initial Term. Within sixty (60) days after substantial completion of Landlord’s Work, Landlord shall provide a detailed breakdown of the Lease Costs and an amortization schedule for the same, provided that any delay in delivery of such breakdown shall not have any impact on the obligation of Tenant to pay such amounts as provided in this paragraph.

GENERATOR. Tenant may locate one (1) back-up generator (“Tenant’s Generator”) in a location adjacent to the Premises. The type, size and exact location of Tenant’s Generator shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned, or delayed. It is anticipated that Tenant’s Generator shall be located in the location identified on Exhibit F attached hereto as Generator Location, and Landlord hereby approves the location of Tenant’s Generator within such location. Tenant shall maintain Tenant’s Generator at Tenant’s sole cost in good working order, condition and repair. Tenant’s Generator shall be maintained at the sole risk of Tenant and shall be subject to applicable law and such reasonable rules and regulations from time to time provided by Landlord. Upon Landlord’s request, Tenant shall promptly relocate, temporarily or permanently, Tenant’s Generator. Landlord shall reimburse Tenant for the reasonable out of pocket cost of relocating Tenant’s Generator if such relocation is performed at the request of Landlord. Tenant’s Generator shall not interfere with the use and operation of the Building. To the extent that Tenant’s Generator shares facilities with any Building system, Tenant shall pay the incremental costs of such facilities in excess of the costs that Landlord would incur but for such sharing within thirty (30) days of Landlord’s demand. Upon Landlord’s request, Tenant shall provide sound and visual screening of Tenant’s Generator reasonably acceptable to Landlord and shall secure and protect, to the extent necessary in Landlord’s determination, Tenant’s Generator from vehicular traffic. Tenant shall be required to remove Tenant’s Generator upon expiration or sooner termination of this Lease and repair all damage resulting from such removal and restore any damage caused thereby. Tenant agrees that Tenant’s Generator shall only be used for back up purposes in the event of disruption of Tenant’s primary power source.

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MOVING ALLOWANCE. Landlord shall reimburse Tenant in an amount up to, but not in excess of $121,345.00, being $5.00 per useable square foot of the Premises (the “Moving Allowance”), for the out of pocket costs paid by Tenant for cabling, new furniture, fixtures and equipment and the moving of Tenant’s existing furniture, equipment, other personal property, from Tenant’s current location to the Premises (“Tenant’s Moving Costs”). All Tenant’s Moving Costs shall first be paid by Tenant and then reimbursed by Landlord as follows: subsequent to the Commencement Date and the completion of Tenant’s move, and provided there shall be no existing Event of Default under this Lease, Landlord shall reimburse Tenant for the Tenant’s Moving Costs up to the Moving Allowance within thirty (30) days after Landlord receives Tenant’s bill therefor accompanied by invoices evidencing the amount of Tenant’s Moving Costs and showing that such amounts have been paid in full. There shall be no credit given to Tenant for any unused portion of the Moving Allowance.

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EXHIBIT E

WORK LETTER

1.          Landlord’s Work. Landlord will make certain improvements to the Premises (the “Landlord’s Work”) as set forth on that certain space plan and scope of work (collectively, the “Plans”) attached hereto as Schedule 1 and previously approved by Tenant. Should said Plans or any part of Landlord’s Work require the preparation or development of additional plans or specifications, then Tenant shall have three (3) business days from Landlord’s submission of such additional plans or specifications to Tenant to approve or disapprove the same. Tenant’s failure to so approve or disapprove within such three (3) business day period shall constitute a Tenant Delay (as defined herein) and, at Landlord’s election, be deemed Tenant’s approval thereof. Tenant’s disapproval of such plans and specifications shall specifically identify the nature of such disapproval. Landlord shall then have such plans and specifications amended to incorporate those items specified in Tenant’s disapproval to which Landlord agrees. Tenant’s approval of such plans and specifications shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant shall diligently work together in good faith to agree upon such plans and specifications, it being agreed that Tenant shall have no right to request that such plans and specifications be revised to reflect any work which is not contemplated on Schedule 1 attached hereto except pursuant to Section 5 below. Upon approval, or deemed approval, of such additional plans and specifications the same shall be deemed the “Plans” for the purposes of this Work Letter. Except as may be otherwise shown on the Plans, Landlord shall perform Landlord’s Work using new building standard materials, quantities and procedures then in use by Landlord.

2.          Substantial Completion.

a.           “Substantial Completion” or “Substantially Complete” means that Landlord’s Work has been sufficiently completed such that the Premises is suitable for its intended purpose, notwithstanding any minor or insubstantial details of construction, decoration or mechanical adjustment that remain to be performed and which can be performed without materially adversely interfering with Tenant’s ability to move into or effectively use the entire Premises. Landlord will use commercially reasonable efforts to Substantially Complete Landlord’s Work on or before February 26, 2018 provided this Lease is fully executed and delivered by both parties no later than October 20, 2017 with final approved plans and specifications for Landlord’s Work attached hereto as Schedule 1.

b.           If there is a delay in the Substantial Completion of the Landlord’s Work for any reason neither Landlord, nor the managing or leasing agent of the Building, nor any of their respective agents, partners or employees, shall have any liability to Tenant in connection with such delay, nor shall the Lease be affected in any way, except that (i) the Commencement Date shall not occur until Landlord’s Work is Substantially Complete and (ii) if Landlord is unable to Substantially Complete Landlord’s Work on or before March 12, 2018 (the “Rent Credit Date”), subject to delays caused by Force Majeure (as defined in the Lease) and Tenant Delay (as defined below), the Tenant shall be entitled to one (1) day of credit against the Base Rent payable hereunder for each day such delay continues beyond March 12, 2018 until Landlord has Substantially Completed Landlord’s Work. Notwithstanding the foregoing or any language of the Lease to the contrary, if Landlord’s Work is delayed by a Tenant Delay (as defined below) then Tenant shall begin paying Rent as required under the Lease as of the date the Commencement Date would have occurred but for such Tenant Delay.

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c.           Landlord shall provide Tenant with Landlord’s best estimate of the date of Substantial Completion at least five (5) business days prior to the date Landlord estimates that Substantial Completion will be achieved. At such point, if in Landlord’s reasonable judgment, Landlord’s Work has proceeded to such point where Tenant may install furniture, fixtures and equipment (“Tenant’s Work”) within the Premises without interfering with the performance of the Landlord’s Work (which date shall be no later than ten (10) days prior to the estimated date of Substantial Completion only with respect to the “Printer Room” identified on the Plans), Landlord shall so notify Tenant and, from and after such date of notification, Tenant and its contractors shall have access to the Premises for the purposes of performing work (the “Tenant Work”) in preparation for Tenant’s occupancy of the Premises. In connection with such access, Tenant agrees (a) to cease promptly upon notice from Landlord any Tenant Work which has not been approved by Landlord or is not in compliance with the provisions of this Lease or which shall interfere with or delay the performance of Landlord’s Work, and (b) to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time for coordinating the Landlord’s Work the Tenant Work, each with the other and with any other activity or work in the Building, including, without limitation, the use of labor which shall work in harmony with all other contractors performing work at the Building. Such access by Tenant shall be deemed to be subject to all of the applicable provisions of the Lease, except that (x) there shall be no obligation on the part of Tenant solely because of such access to pay any Rent prior to the Rent Commencement Date, and (y) Tenant shall not be deemed thereby to have taken or accepted possession of the Premises or any portion thereof. If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above, then immediately upon notice to Tenant, Landlord may revoke Tenant’s rights of access to the Premises. Landlord shall assume no responsibility for the quality or completion of the Tenant Work under this Section, and shall not be responsible for equipment or supplies left or stored on the Premises by Tenant or Tenant’s contractors.

3.          Allowance. Landlord shall provide Tenant with a tenant improvement allowance in an amount not greater than Nine Hundred Twenty-Two Thousand Two Hundred Twenty-Two and 00/100 Dollars ($922,222.00) (the “Allowance”) to be applied to the cost to perform Landlord’s Work. A four percent (4%) construction project management fee based upon the total cost of Landlord’s Work shall be paid to Landlord out of the Allowance. Landlord shall pay the aggregate cost of Landlord’s Work up to an amount not to exceed the Allowance and Tenant shall pay the excess of the aggregate cost of the Landlord’s Work over the Allowance (the “Excess”). If Landlord estimates at any time or from time to time that there will be an Excess, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the amount thereof, which estimate shall be itemized in reasonable detail. Tenant shall pay Landlord’s good faith estimate of the Excess billed by Landlord within thirty (30) days after it receives Landlord’s bill therefor. In the event Tenant fails to timely pay any such good faith estimate of the Excess, such failure shall be deemed a Tenant Delay and Landlord shall be entitled to suspend the performance of Landlord’s Work until such time as such payment is received by Landlord. If the aggregate total cost of Landlord’s Work performed pursuant to this Work Letter is less than the Allowance, then Tenant may use any unused portion of the Allowance toward Tenant’s moving expenses from its existing location to the Premises and toward the cost of Tenant’s furniture, fixtures and equipment to be utilized by Tenant at the Premises and Tenant may use up to $40,448.33 of any unused portion of the Allowance toward the next installment of Base Rent due hereunder. Any other remaining portion of the Allowance shall be retained by Landlord.

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4.          Tenant Delay. In addition to any occurrence defined elsewhere in the Lease or in this Work Letter as Tenant Delay, “Tenant Delay” means the occurrence of any one or more of the following which cause an actual delay in the completion of Landlord’s Work: (i) Tenant is Delinquent (as hereafter defined) in submitting to Landlord any information, authorization or approvals requested by Landlord in connection with the performance of Landlord’s Work; (ii) the performance or completion of any work or activity by a party employed by Tenant, including any of Tenant’s employees, agents, contractors, subcontractors and materialmen; (iii) any postponements or delays requested by Tenant and agreed to by Landlord regarding the completion of the Landlord’s Work; (iv) any error in Landlord’s Work caused or related to any act or omission by Tenant or its employees or agents; (v) the performance of any TI Changes (as defined below); (vi) any failure of Tenant to timely review and/or approve the Plans in accordance with this Work Letter; or (viii) any other act or omission of the Tenant which causes a delay in the completion of Landlord’s Work. For the purposes of this Section, the term “Delinquent” shall mean that the action or communication required of Tenant is not taken within five (5) days following request by Landlord.

5.          Changes to Landlord’s Work. Tenant will have no right to make any changes (“TI Changes”) to the Plans or Landlord’s Work without the prior written consent of Landlord and the execution by Landlord and Tenant of a written change order which specifies (i) the nature of the TI Changes; (ii) an estimate of the cost to Tenant as a result of such TI Changes; and (iii) any Tenant Delay that will result from such TI Change. Tenant shall be solely responsible for the costs of all TI Changes and Tenant shall pay such costs as Additional Rent upon demand.

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Schedule 1

[See attached]

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JetPay

Finish Selections

October 19, 2017

Flooring

Carpet 1 - Carpet Tile

Manufacturer: Shaw Contract

Series: #5T079 Field Tile

Color: #78675 Landscape

Location: Open Areas

Installation: Quarter Turn

Carpet 2 - Carpet Tile

Manufacturer: Shaw Contract

Series: #5T078 Realm

Color: #78675 Landscape

Location: Open Areas

Installation: In groups of 4 accent tiles/quarter turn

Carpet 3 - Carpet Tile

Manufacturer: Shaw Contract

Series: #5T079 Field Tile

Color: #78761 Area

Location: Offices, All conference except boardroom

Installation Methods:

-Offices: Monolithic

-Conference Rooms: Quarter Turn

Carpet 4-Carpet Tile

Manufacturer: Shaw Contract

Series: #5T080 Scape

Color: #78761 Area

Location: Boardroom Installation: Monolithic

Luxury Vinyl Plank

Manufacturer: Shaw Hard Surface

Series: #0502V Grain Direct Glue Down

Color: #64155 Ashen

Location: Reception, Boardroom Perimeter, BreakRoom, Executive Bathroom

Vinyl Composition Tile

Manufacturer: Armstrong

Series: Imperial Texture Standard Excelon

Color: #51927 Field Gray

Location: Packaging Area, Storage

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Static Dissipative Tile

Manufacturer: Armstrong

Color: #51956 Fossil Gray

Location: Print Room, Splitter Room

Vinyl Base 1 - Cove Base

Manufacturer: Johnsonite

Color: #264 Grounded

Location: All carpeted Areas

Vinyl Base 2 - Cove Base

Manufacturer: Johnsonite

Color: #281 Grizzly

Location: All Area with Vinyl Comp. Tile/Static Diss. Tile

Vinyl Base 3- Millwork Base System

Manufacturer: Johnsonite

Series: Reveal 4.25" High base

Color: #MW-281 Grizzly

Location: All areas with Luxury Vinyl Floor, President Office/Bathroon

Wall Finishes

Paint 1 - Sherwin Williams

Color: #SW7070 Site White

Location: General color and Door trim unless other wise noted

Paint 2 - Sherwin Williams

Color: #SW7017 Dorian Gray

Location: Back wall at BreakRoom, One wall in each office

Paint 3 - Sherwin Williams

Color: #SW6885 Knockout Orange

Location: Behind Copy Counters

Paint 4 - Sherwin Williams

Color: #SW6767 Aquarium

Locations: Behind TV walls at Conference Rooms/Boardroom

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Vinyl Wall Covering 1

Manufacturer: Eykon

Series: Fabrications

Color: #A151-022

Location: Wall behind reception desk

Vinyl Wall Covering 2

Manufacturer: Eykon

Series: Lombard

Color: #A132-011

Location: All walls in boardroom except walls with TV's (opposite door)

Millwork Finishes

SS-1 - Manufactured Stone

Manufacturer: Quartz Cambria

Color: New Quay

Location: Reception Desk Transaction Counters, Boardroom Counter top

SS-2 - Solid Surface

Manufacturer: Corian

Color: Concrete

Location: Breakroom/Coffee Counter tops

Plam 1 - Plastic Laminate

Manufacturer: Wilsonart

Color: #7966K-12 5th Ave Elm

Location: Reception Desk fronts & Boardroom/Coffee cabinets

Plam 2 - Plastic Laminate

Manufacturer: Wilsonart

Color: #D91-60 Slate Grey

Location: reception Desk Fronts/back

Plam 3 - Plastic Laminate

Manufacturer: Wilsonart Color: D96-60 Shadow

Location: Worksurfaces and any other interior desk locations

Plam 4- Plastic Laminate

Manufacturer: Wilsonart

Color: #Y0356-60 Sea Berry

Location: Breakroom Base Cabinets

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Plam 5 - Plastic Laminate

Manufacturer: Wilsoanrt

Color: #7976K-12 White Cypress

Location: Break Room Upper cabinets

Plam 6 - Plastic Laminate

Manufacturer: Wilsonart

Color: #Y0338-60 Marmalade

Location: Copy Area base cabinets

Plam 7 - Plastic Laminate

Manufacturer: Wilsonart

Color: #4810-60 Titanium EV

Location: Copy Area counter tops

Decorative Pendant

Manufacturer: Kichler

Series: Everly Lighting Collection

Color: Brushed Chrome Finish/Seeded Glass

Location: Above Reception Desk

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SOFFIT
COAT CLO.
5'+/-
COPY
AREA

RECEPTION FLOOR PLAN - N.T.S.

16'–8"
3'-6"
8'-1"
8'-9"

RECEPTION DESK ELEVATION - $\frac{1}{8}$" SCALE

STORAGE
104 SF
4'-0"
BOARD ROOM
4'-0"
4'–7 1/
COAT CLO
COPY
AREA

LUXURY FLOOR LOCATION REFERENCE PLAN
N.T.S.

GENERAL NOTE:
FLOOR PLANS AND ELEVATIONS ARE FOR REFERENCE OF MATERIALS AND LOCATIONS. ALL DIMENSIONS AND DETAILS TO BE VERIFIED BY ARCHITECT

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EXHIBIT F

PARKING PLANS AND GENERATOR LOCATION

JetPay Exhibit - 7450 Tilghman Street

PNC ATM
7450 Tilghman Street
The Hartford
Windsor Dr

Parking for 25 JetPay vehicles

Proposed Location for Generator

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